SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT



Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report(Date of earliest event reported) March 24, 2004


CPI CORP.
(exact name of registrant as specified in its charter)



     Delaware              0-11227            43-1256674
(State or other        (Commission file     (IRS Employer
 jurisdiction of        Number)              Identification
 incorporation)                               Number)



   1706 Washington Avenue, St. Louis, Missouri    63103-1790
     (Address of principal executive offices)     (Zip code)


Registrants' telephone number, including area code: (314)231-1575


Not Applicable
(Former name or former address, if changes since last report.)













ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

(a) In CPI Corp.'s ("the Registrant") March 24, 20004 press release filed with the Securities and Exchange Commission ("SEC") on Form 8-K on March 25, 2004, filed as Exhibit
      20.0 hereto, it was announced that seven of the nine members of the Registrant's Board of Directors were removed, the size of the Board was decreased to eight directors and the six Knightspoint Group nominees were elected to serve on the Board of Directors until the 2004 annual meeting of stockholders.

      To the Registrant's best knowledge, the Knightspoint Group is the beneficial owner of 702,321 shares representing 8.7% of the Registrant's outstanding shares of common stock based upon the 8,058,956 shares of common stock issued and outstanding on December 16, 2003 as reported in the
      Company's Form 10-Q for the period ended November 8, 2003. As reported on its definitive consent solicitation statement on Schedule 14A, filed January 23, 2004, Knightspoint's group ownership consisted of 102,321 shares owned by Knightspoint Partners I, L.P., 216,000 shares owned by Ramius Securities, LLC, 192,000 shares owned by RCG Ambrose Master Fund, Ltd. and 192,000 shares owned by Ramius Master Fund, Ltd. Each of Mr. Koeneke and Mr. Meyer has shared voting and dispositive power with the 102,321 shares owned by Knightspoint Partners I, L.P. Mr. Mitchell has voting and investment power with the 216,000 shares owned by Ramius Securities, LLC, the 192,000 shares owned by RCG Ambrose Master Fund, Ltd. and the 192,000 shares owned by Ramius Master Fund, Ltd.

      The following individuals were elected to serve on the Registrant's Board of Directors until the 2004 annual meeting of stockholders:
1.  James J. Abel
2.  Michael S. Koeneke
3.  David M. Meyer
4.  Mark R. Mitchell
5.  Steven J. Smith
6.  John Turner White IV

      The following individuals were removed from the Registrant's Board of Directors:
1.  Edmond S. Abrain
2.  Joanne Sawhill Griffin
3.  Lee M. Liberman
4.  Ingrid Otero-Smart
5.  Nicholas L. Reding
6.  Martin Sneider
7.  Virginia V. Weldon

      The size of the Registrant's Board of Directors was reduced from nine members to eight members.

(b)   N/A

      DOCUMENTS INCORPORATED BY REFERENCE - Exhibit 20.0:

      The Registrant's March 24, 2004 press release filed on
      Form 8-K filed with the SEC on March 25, 2004.















































SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    CPI CORP.
				          ____________________________
                                   (Registrant)



                          By: /s/ Gary W. Douglass
				          ____________________________
                              Gary W. Douglass
 				          Authorized Officer and
                              Principal Financial Officer



Dated: April 8, 2004